Exhibit 99.1

For Immediate Release

tii Chosen by Australia’s Largest Telecom to Provide Station Electronics and Surge Protection Products
Project Expected to Exceed $6 million over Three Years

Edgewood, NY, August 14, 2007 – TII Network Technologies Inc. (“tii”), traded on Nasdaq under the symbol “TIII”, a company that helps bridge service provider technology to consumer communication needs, announced today that it has been selected to provide various station electronics and surge protection products to support Australia’s largest telecommunications service provider with approximately 10 million access lines.

tii, a leader in DSL and overvoltage surge protection, will provide products that include DSL line modules and a custom designed and patented Network Termination Device (“NTD”). The NTD will reside at the customer premise and integrate tii’s proven DSL filtering and surge protection technologies. The NTD will support the ongoing telephony and broadband rollout in the Australian market by this service provider.

“This opportunity clearly demonstrates tii’s ability to expand into markets outside of North America and support this customer’s unique NTD requirements,” said tii President and CEO, Kenneth A. Paladino. “Our plan to become a global leader in network and communication products continues to play out as we reach into these new markets.”

“tii’s reputation in NTDs, station electronics and connectivity products proved itself quickly in the Australian market,” said David Redfern, Managing Director for Madison Technologies. Madison, a leading Australian supplier of communication products and services, is tii’s strategic partner in winning this multi-year award. “tii was extremely responsive and creative in customizing the NTD for the Australian telecommunications market.” Madison Technologies out of Brisbane, Australia, facilitated the opportunity and will continue to support the program locally with tii.

The Australian deal is estimated to exceed $6 million over 3 years, with shipments expected to begin in the fourth quarter of this year.

About TII Network Technologies, Inc.

tii (Nasdaq: TIII) headquarted in Edgewood, New York, is a leader in developing and manufacturing advanced network technology solutions for the telecommunications industry. Products include: IPTV distribution, VoIP, network interface devices, surge protection, and residential gateway systems that give service providers the technology to deliver their services more efficiently.  Additional information about tii can be found at www.tiinettech.com.

Forward Looking Statements:

Certain statements in this Report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, words such as “may,” “should,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company’s future plans, operations, business strategies, operating results and financial position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements. These factors include, but are not limited to: (i) exposure to increases in the cost of the Company’s products, including increases in the cost of the Company’s petroleum-based plastic products and precious metals; (ii) dependence for products and product components from Pacific Rim contract manufacturers, including on-time delivery that could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs and changes in the valuation of the Chinese Yuan; (iii) dependence on, and ability to retain, the Company’s “as-ordered” general supply agreements with its largest customer and ability to win new contracts; (iv) continued dependence on the traditional copper-based telephone operating company (“Telco”) market which has been declining over the last several years due principally to the impact of alternate technologies; (v) the level of inventories maintained by the Company’s customers; (vi) the ability to market and sell products to new markets beyond its principal copper-based Telco market; (vii) the ability to timely develop products and adapt the Company’s existing products to address technological changes, including changes in its principal market; (viii) weather and similar conditions, particularly the effect of hurricanes or typhoons on the Company’s manufacturing, assembly and warehouse facilities in Puerto Rico and the Pacific Rim; (ix) competition in the Company’s traditional Telco market and new markets the Company is seeking to penetrate; (x) potential changes in customers’ spending and purchasing policies and practices; (xi) general economic and business conditions, especially as they pertain to the Telco industry; (xii) dependence on third parties for certain product development; (xiii) risks inherent in new product development and sales, such as start-up delays and uncertainty of customer acceptance; (xiv) the ability to attract and retain technologically qualified personnel (see “Business-Product Development”); and (xv) the availability of financing on satisfactory terms.

CONTACT:
TII Network Technologies, Inc.
(631) 789-5000